Exhibit 5.5

JOE STRUCK, QC, FCA
F. BRENTON PERRY, QC*
DONALD N. CHERNIAWSKY, QC, CA*
GREGORY J. GARTNER, CA*
SIOBHAN A.M. GOGUEN
ANTHONY V. STRAWSON, CMA *
JON D. GILBERT
KIMBERLEY E. LYNCH PROCTOR, CA
LAURA R. SHYLKO
GAIL J. LAI, CA
JOYCE A. YOUNG	F. PATRICK KIRBY, QC, FCA*
D. BLAIR NIXON, QC, FCA*
KENNETH S. SKINGLE, QC
DONALD K. BIBERDORF
GREG S. LINDSEY, CA*
JAMES C. YASKOWICH
CHAD J. BROWN
D. BRETT ANDERSON
JEREMY J. HERBERT
		ANDREW C. BATEMAN	CRAIG M. JONES, QC* SANDRA E. JACK, QC, CA CRAIG M. McDOUGALL JOHN J. BURGHARDT, CA RICHARD W. KIRBY* MIKE J. HEGEDUS, CA TIMOTHY P. KIRBY CATHERINE E. GERRITS FLÀVIA H. BOLL CAROLINE H.C. MAGNAN
BARRISTERS &
SOLICITORS	COUNSEL:	COMMODITY TAX CONSULTANTS:
	BRIAN A. FELESKY, CM, QC	PETER L. MITCHELL, CA
TAX COUNSEL	GORDON W. FLYNN, QC, FCA*	MARLENE LEGARE	WRITER’S DIRECT LINE, FAX,
	H. GEORGE MCKENZIE, QC*		AND EMAIL ADDRESS:
LESLIE E. SKINGLE, QC, CA*
February 4, 2009
Precision Drilling Trust
4200, 150 — 6th Avenue S.W.
Calgary, Alberta T2P 3Y7
Ladies and Gentlemen:
We hereby consent to the use of our firm name under the heading “Interests of Experts” in the prospectus dated February 4, 2009, included as part of the registration statement on Form F-10 of Precision Drilling Trust.
Yours very truly,
(Signed) Felesky Flynn LLP
FELESKY FLYNN LLP

CALGARY	EDMONTON
5000 Petro-Canada Centre	1980 Manulife Place
150 6 Avenue SW	10180 — 101 Street
Calgary Alberta Canada T2P 3Y7	Edmonton Alberta Canada T5J 3S4
Telephone: (403) 260 3300	Telephone: (780) 428 8310
Fax: (403) 263 9649	Fax: (780) 421 8820

*Denotes Professional Corporation	Website: www.felesky.com